UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 21, 2025

Forge Global Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39794	99-4383083
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Embarcadero Center Floor 15 San Francisco, California (Address of principal executive offices)	94111 (Zip Code)
(415) 881-1612
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FRGE	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously reported in the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission by Forge Global Holdings, Inc. (the “Company”) on August 7, 2024, Kelly Rodriques, the Company’s Chief Executive Officer, adopted a trading plan on May 17, 2024 intended to satisfy the affirmative defense conditions of Rule 10b5-1(c) under the Securities Exchange Act of 1934, as amended (the “10b5-1 Plan”). The 10b5-1 Plan provided for the potential sale of up to 600,000 shares of the Company’s common stock and was set to expire on the earlier of (a) August 31, 2025, (b) when all transactions under the 10b5-1 Plan are completed, or (c) Mr. Rodriques ceasing to be an employee or director of the Company.

On January 21, 2025, Mr. Rodriques terminated the 10b5-1 Plan. 300,000 shares of the Company’s common stock were sold pursuant to the 10b5-1 Plan prior to the termination date.

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forge Global Holdings, Inc.

Date: January 21, 2025	By:	/s/ Kelly Rodriques
	Name:	Kelly Rodriques
	Title:	Chief Executive Officer